Exhibit 21



EXHIBIT 21   Subsidiaries of the Registrant

The following table sets forth information with respect to the subsidiaries of
Ampal, their respective states of organization and the percentage of voting securities owned as of December 31, 1995:
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                                                                                          Percentage
                                                                                       Voting Securities
       Name of                  Relationship                         State of                Owned by
       Company                    to Ampal                       Organization           Immediate Parent
       -------                  ------------                     ------------         --------------------

Ampal Development               Subsidiary of                        Israel                      90(1)
  (Israel) Ltd.                   Ampal (Israel) Ltd.
Ampal Engineering               Subsidiary of                        Israel                      99.9(2)
 (1994) Ltd.                      Ampal Industries, Inc.
Ampal Enterprises Ltd.          Subsidiary of Ampal                  Israel                      99.9(3)
                                  Development(Israel) Ltd.
Ampal Financial                 Subsidiary of                        Israel                      51(4)
  Services Ltd.                   Ampal (Israel) Ltd.
Ampal Holdings (1991),          Subsidiary of                        Israel                      99(5)
  Ltd.                            Ampal Industries, Inc.
Ampal Industries, Inc.          Subsidiary                           Delaware                   100
Ampal Industries                Subsidiary of Ampal                  Israel                     100
  (Israel) Ltd.                   Industries, Inc.
Ampal (Israel) Ltd.             Subsidiary                           Israel                     100
Ampal Properties Ltd.           Subsidiary of Ampal                  Israel                      99(6)
                                  Industries, (Israel) Ltd.
Ampal Protected                 Subsidiary of Ampal                  Israel                      99(6)
  Housing (1995) Ltd.             Industries, Ltd.
Ampal Realty Corporation        Subsidiary of                        New York                    95
                                  Ampal (Israel) Ltd.
Ampal Sciences, Inc.            Subsidiary of                        Delaware                   100
                                  Ampal Industries, Inc.
Country Club                    Subsidiary of Ampal                  Israel                      51
  Kfar Saba Ltd.                  Industries, Inc.
Nir Ltd.                        Subsidiary of Ampal                  Israel                      99.96
                                  Development (Israel) Ltd.
Paradise Mattresses             Subsidiary of Ampal                  Israel                      85.1
  (1992) Ltd.                     Properties Ltd.
Pri Ha'emek (Canned and         Subsidiary of Ampal                  Israel                      51.25(7)
  Frozen Food) 88 Ltd.           Industries, Inc.



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(1)     The remaining 10% of the voting securities is owned by Ampal.
(2)     The remaining .1% is owned by Ampal (Israel) Ltd.
(3)     The remaining .1% is owned by Nir Ltd.
(4)     The remaining 49% is owned by Ampal.
(5)     The remaining 1% is owned by Ampal.
(6)     The remaining 1% is owned by Ampal (Israel) Ltd.
(7)     An additional 6.96% is owned by Ampal Industries (Israel) Ltd.


                                   E-31



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